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                                                                   Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to Hispanic Television Networks, Inc. 2001 Consultant Compensation Plan of our report dated March 30, 2001 except Note 2 as to which the date is April 12, 2001 with respect to the consolidated financial statements of Hispanic Television Networks, Inc. for the year ended December 31, 2000, included in this Annual Report on Form 10-KSB.

                                                          /s/ Ernst & Young LLP

Dallas, Texas
April 12, 2001